Exhibit 21.1

List of Subsidiaries

Name of entity	Place of incorporation

Alphaville Urbanismo S.A.	Federative Republic of Brazil
Diodon Participações Ltda.	Federative Republic of Brazil
Gafisa Vendas Intermediação Imobiliária Ltda.	Federative Republic of Brazil
Jardim II Planejamento, Promoção e Venda Ltda.	Federative Republic of Brazil
Gafisa SPE-30 Empreendimentos Imobiliários Ltda. (Sunspecial)	Federative Republic of Brazil
Verdes Praças Incorporação Imobiliária SPE Ltda. (SPE 31)	Federative Republic of Brazil
Gafisa SPE-32 Empreendimentos Imobiliários Ltda.	Federative Republic of Brazil
Gafisa SPE-33 Empreendimentos Imobiliários Ltda.	Federative Republic of Brazil
Gafisa SPE-34 Empreendimentos Imobiliários Ltda.	Federative Republic of Brazil
Gafisa SPE-35 Empreendimentos Imobiliários Ltda.	Federative Republic of Brazil
Gafisa SPE-37 Empreendimentos Imobiliários Ltda.	Federative Republic of Brazil
Gafisa SPE-38 Empreendimentos Imobiliários Ltda.	Federative Republic of Brazil
Gafisa SPE-39 Empreendimentos Imobiliários Ltda.	Federative Republic of Brazil
Gafisa SPE-41 Empreendimentos Imobiliários Ltda.	Federative Republic of Brazil
Gafisa SPE-43 Empreendimentos Imobiliários Ltda.	Federative Republic of Brazil
Gafisa SPE-47 Empreendimentos Imobiliários Ltda.	Federative Republic of Brazil
Gafisa SPE-48 Empreendimentos Imobiliários Ltda.	Federative Republic of Brazil
Gafisa SPE-49 Empreendimentos Imobiliários Ltda.	Federative Republic of Brazil
Gafisa SPE-50 Empreendimentos Imobiliários Ltda.	Federative Republic of Brazil
Gafisa SPE-53 Empreendimentos Imobiliários Ltda.	Federative Republic of Brazil
Gafisa SPE-54 Empreendimentos Imobiliários Ltda.	Federative Republic of Brazil
Gafisa SPE-55 Empreendimentos Imobiliários Ltda.	Federative Republic of Brazil